HUDSON PACIFIC PROPERTIES, INC.
SECOND QUARTER 2018
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Richard B. Fried
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, Farallon Capital Management, L.L.C.

Jonathan M. Glaser	Robert L. Harris II	Mark D. Linehan
Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation	President and Chief Executive Officer, Wynmark Company

Robert M. Moran, Jr.	Michael Nash	Barry A. Porter
Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies	Managing General Partner, Clarity Partners L.P.

Andrea Wong
President (retired), International Production, Sony Pictures Television

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer, Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steven M. Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Joshua Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

Bill Humphrey	Derric Dubourdieu	Andy Wattula
SVP, Sunset Studios	SVP, Leasing	SVP, Pacific Northwest

Elva Hernandez
VP, Controller
INVESTOR RELATIONS
Laura Campbell SVP, Investor Relations and Marketing lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Ross Smotrich	Tom Catherwood
Bank of America Merrill Lynch	Barclays Capital	BTIG
(646) 855-5808	(212) 526-2306	(212) 738-6140

Michael Bilerman	Barry Oxford	Andrew Rosivach
Citigroup	D.A. Davidson	Goldman Sachs
(212) 816-1383	(212) 240-9871	(212) 902-2796

Craig Mailman	Richard Anderson	Vikram Malhotra
KeyBanc Capital Markets	Mizuho Securities	Morgan Stanley
(917) 368-2316	(212) 205-8445	(212) 761-7064

David Rodgers	Alexander Goldfarb	Frank Lee
Robert W. Baird & Company	Sandler O’Neill + Partners	UBS Investment Bank
(216) 737-7341	(212) 466-7937	(415) 352-5679

Blaine Heck
Wells Fargo Securities
(443) 263-6516

RATING AGENCIES

Stephen Boyd	Alice Chung	Fernanda Hernandez
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-1347

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

CORPORATE DATA
(Unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art studio properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Website at www.hudsonpacificproperties.com.

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Number of Office properties owned	50	51	51	53	52
Office properties square feet(1)	13,336,940	13,398,362	13,291,531	13,914,418	13,903,408
Stabilized Office properties leased rate as of end of period(2)	93.6%	94.4%	96.7%	95.9%	95.6%
In-Service Office properties leased rate as of end of period(3)	89.7%	89.7%	92.1%	91.5%	90.8%
Number of Studio properties owned	3	3	3	3	3
Same-Store Studio square feet(1)	873,002	873,002	873,002	873,002	879,652
Same-Store Studio leased rate as of end of period(4)	89.6%	90.2%	90.7%	90.6%	89.9%
Non-Same-Store Studio square feet(1)	373,421	331,925	376,925	376,925	376,925
Non-Same-Store Studio leased rate as of end of period(5)	80.6%	77.6%	76.1%	75.7%	76.3%
Number of land assets owned	6	6	8	8	8
Land assets estimated square feet(6)	2,639,562	2,639,562	3,045,687	3,045,687	3,045,687
Market capitalization:
Total debt(7)	$2,380,652	$2,260,782	$2,439,311	$2,655,946	$2,616,568
Series A preferred units(8)	$9,815	$10,177	$10,177	$10,177	$10,177
Common equity capitalization(9)	$5,605,960	$5,150,698	$5,400,294	$5,286,696	$5,391,595
Total market capitalization	$7,996,427	$7,421,657	$7,849,782	$7,952,819	$8,018,340
Debt/total market capitalization	29.8%	30.5%	31.1%	33.4%	32.6%
Series A preferred units & debt/total market capitalization	29.9%	30.6%	31.2%	33.5%	32.8%
Common stock data (NYSE:HPP):
Range of closing prices(10)	$ 31.13 - 36.00	$ 28.63 - 34.17	$ 33.10 - 35.68	$ 31.73 - 34.42	$ 32.68 - 35.79
Closing price at quarter end	$35.43	$32.53	$34.25	$33.53	$34.19
Weighted average fully diluted common stock/units outstanding(11)	157,159	157,284	156,290	156,663	156,665
Shares of common stock/units outstanding at end of period(12)	158,226	158,337	157,673	157,671	157,695
__________________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. Same-Store Studio square feet excludes 6,650-square-foot of restaurant space that was taken off-line for redevelopment during the third quarter of 2017.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held for sale, and land properties described on pages 18, 20 and 21.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 17 and 18.

(4)	Percent leased for Same-Store Studio properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)
Non-Same-Store Studio as of June 30, 2018 includes the June 6, 2018 acquisition of 41,496-square-feet located at 6605 Eleanor Avenue and 1028-1034 Seward Street in Hollywood, immediately adjacent to Sunset Las Palmas Studios. Percent leased as of June 30, 2018 for Sunset Las Palmas Studios is the average percent leased for the 12 months ended June 30, 2018.

(6)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(7)
Total debt excludes unamortized deferred financing costs and loan discounts. The full amount of debt related to the Pinnacle I and Pinnacle II joint venture and Hill7 joint venture are included. The Pinnacle I and Pinnacle II debts were relieved in November 2017 in conjunction with the sale of these properties.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

(8)	Included in the redeemable non-controlling interest line item on our Consolidated Balance Sheets.

(9)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for the dilution impact of stock grants to our executives under our 2015, 2016, 2017 and 2018 outperformance programs and performance-based awards under our special one-time award grants based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Dilutive 2015/2016/2017/2018 OPP Stock Grants and One-Time Retention Award Grants”) multiplied by the closing price of our stock at the end of the period.

(10)	For the quarter indicated.

(11)
For the quarter indicated. The weighted average fully diluted common stock/units outstanding includes an estimate for the Dilutive 2015/2016/2017/2018 OPP Stock Grants and One-Time Retention Award Grants.

(12)
This amount represents shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for the Dilutive 2015/2016/2017/2018 OPP Stock Grants and One-Time Retention Award Grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

Consolidated Balance Sheets (Unaudited, in thousands, except share data)

	June 30, 2018	December 31, 2017
ASSETS
Investment in real estate, net	$5,817,347	$5,697,991
Cash and cash equivalents	57,515	78,922
Restricted cash	8,472	22,358
Accounts receivable, net	6,615	4,234
Straight-line rent receivables, net	124,083	106,466
Deferred leasing costs and lease intangible assets, net	236,582	239,029
Prepaid expenses and other assets, net	107,549	61,139
Assets associated with real estate held for sale	201,011	411,931
TOTAL ASSETS	$6,559,174	$6,622,070

LIABILITIES AND EQUITY
Notes payable, net	$2,361,749	$2,421,380
Accounts payable and accrued liabilities	151,697	162,081
Lease intangible liabilities, net	41,729	49,540
Security deposits and prepaid rent	64,582	62,760
Derivative liabilities	—	265
Liabilities associated with real estate held for sale	3,554	4,903
TOTAL LIABILITIES	2,623,311	2,700,929

Redeemable non-controlling interest	9,815	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 155,647,733 shares and 155,602,508 shares outstanding at June 30, 2018 and December 31, 2017, respectively	1,556	1,556
Additional paid-in capital	3,615,833	3,622,988
Accumulated other comprehensive income	26,407	13,227
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,643,796	3,637,771
Non-controlling interest—members in consolidated entities	265,695	258,602
Non-controlling interest—units in the operating partnership	16,557	14,591
TOTAL EQUITY	3,926,048	3,910,964
TOTAL LIABILITIES AND EQUITY	$6,559,174	$6,622,070

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Office
Rental	$129,732	$133,602	$259,814	$267,118
Tenant recoveries	21,960	25,038	42,864	42,439
Parking and other	6,858	8,212	12,404	14,111
Total Office revenues	158,550	166,852	315,082	323,668
Studio
Rental	10,708	9,105	21,091	15,790
Tenant recoveries	500	129	854	794
Other property-related revenue	5,301	4,361	11,736	8,403
Other	110	53	524	130
Total Studio revenues	16,619	13,648	34,205	25,117
TOTAL REVENUES	175,169	180,500	349,287	348,785
OPERATING EXPENSES
Office operating expenses	53,940	55,468	107,180	103,422
Studio operating expenses	8,539	7,003	18,203	14,254
General and administrative	16,203	14,506	31,767	28,316
Depreciation and amortization	60,706	75,415	121,259	146,182
TOTAL OPERATING EXPENSES	139,388	152,392	278,409	292,174
INCOME FROM OPERATIONS	35,781	28,108	70,878	56,611
OTHER EXPENSE (INCOME)
Interest expense	19,331	21,695	39,834	43,625
Interest income	(66)	(16)	(75)	(46)
Unrealized loss on ineffective portion of derivatives	—	51	—	45
Unrealized gain on non-real estate investment	(928)	—	(928)	—
Transaction-related expenses	—	—	118	—
Other income	(319)	(576)	(723)	(1,254)
TOTAL OTHER EXPENSES	18,018	21,154	38,226	42,370
INCOME BEFORE GAINS ON SALE OF REAL ESTATE	17,763	6,954	32,652	14,241
Gains on sale of real estate	1,928	—	39,602	16,866
NET INCOME	19,691	6,954	72,254	31,107
Net income attributable to preferred units	(153)	(159)	(312)	(318)
Net income attributable to participating securities	(110)	(255)	(437)	(495)
Net income attributable to non-controlling interest in consolidated entities	(3,167)	(2,974)	(6,490)	(6,011)
Net income attributable to non-controlling interest in the operating partnership	(59)	(13)	(236)	(215)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$16,202	$3,553	$64,779	$24,068
Basic and diluted per share amounts:
Net income attributable to common stockholders—basic	$0.10	$0.02	$0.42	$0.16
Net income attributable to common stockholders—diluted	$0.10	$0.02	$0.41	$0.16
Weighted average shares of common stock outstanding—basic	155,636,636	155,290,559	155,631,375	151,640,853
Weighted average shares of common stock outstanding—diluted	156,590,227	156,095,603	156,563,966	152,431,897
Dividends declared per share	$0.25	$0.25	$0.50	$0.50

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

	Three Months Ended
Quarter To Date	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Funds From Operations (“FFO”)(1)
Net income	$19,691	$52,563	$48,944	$14,510	$6,954
Adjustments:
Depreciation and amortization of real estate assets	60,217	60,069	65,985	70,555	74,939
Gains on sale of real estate	(1,928)	(37,674)	(28,708)	—	—
FFO attributable to non-controlling interests	(5,316)	(5,331)	(5,507)	(6,609)	(6,445)
Net income attributable to preferred units	(153)	(159)	(159)	(159)	(159)
FFO to common stockholders and unitholders	72,511	69,468	80,555	78,297	75,289
Specified items impacting FFO:
Transaction-related expenses	—	118	—	598	—
One-time debt extinguishment costs	—	421	1,114	—	—
Unrealized gain on non-real estate investment(2)	(928)	—	—	—	—
FFO (excluding specified items) to common stockholders and unitholders	$71,583	$70,007	$81,669	$78,895	$75,289

Weighted average common stock/units outstanding—diluted	157,159	157,284	156,293	156,663	156,665
FFO per common stock/unit—diluted	$0.46	$0.44	$0.52	$0.50	$0.48
FFO (excluding specified items) per common stock/unit—diluted	$0.46	$0.45	$0.52	$0.50	$0.48

	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Year To Date	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Funds From Operations (“FFO”)(1)
Net income	$72,254	$52,563	$94,561	$45,617	$31,107
Adjustments:
Depreciation and amortization of real estate assets	120,286	60,069	281,773	215,788	145,233
Gains on sale of real estate	(39,602)	(37,674)	(45,574)	(16,866)	(16,866)
FFO attributable to non-controlling interests	(10,647)	(5,331)	(24,068)	(18,561)	(11,952)
Net income attributable to preferred units	(312)	(159)	(636)	(477)	(318)
FFO to common stockholders and unitholders	141,979	69,468	306,056	225,501	147,204
Specified items impacting FFO:
Transaction-related expenses	118	118	598	598	—
One-time debt extinguishment costs	421	421	1,114	—	—
Unrealized gain on non-real estate investment(2)	(928)	—	—	—	—
FFO (excluding specified items) to common stockholders and unitholders	$141,590	$70,007	$307,768	$226,099	$147,204

Weighted average common stock/units outstanding—diluted	157,133	157,284	154,671	154,511	153,443
FFO per common stock/unit—diluted	$0.90	$0.44	$1.98	$1.46	$0.96
FFO (excluding specified items) per common stock/unit—diluted	$0.90	$0.45	$1.99	$1.46	$0.96
_____________________

(1)	See page 38 for Management’s Statements on FFO.

(2)
We adopted ASU 2016-01 on January 1, 2018, at which point we elected the measurement alternative. This standard requires us to mark the investment in shares to fair value whenever fair value is readily available or observable. During the second quarter of 2018, we recognized a $0.9 million unrealized gain on a non-real estate investment.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, in thousands)

	Three Months Ended
Quarter To Date	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$72,511	$69,468	$80,555	$78,297	$75,289
Adjustments:
Straight-line rent, net	(7,751)	(9,772)	(13,632)	(8,539)	(7,652)
Amortization of above-market and below-market leases, net	(3,216)	(3,796)	(3,613)	(3,741)	(4,493)
Amortization of above-market and below-market ground leases, net	592	624	417	618	833
Amortization of lease incentive costs	359	278	381	323	320
Amortization of deferred financing costs and loan discount, net	1,420	1,643	2,448	1,155	1,154
Unrealized (gain) loss on ineffective portion of derivatives	—	—	(12)	37	51
Unrealized gains on non-real estate investment(2)	(928)	—	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(37,354)	(25,587)	(31,141)	(22,410)	(29,551)
Non-cash compensation expense	4,289	4,338	3,842	3,449	3,887
AFFO	$29,922	$37,196	$39,245	$49,189	$39,838

Dividends paid to common stock and unitholders	$39,351	$39,351	$39,245	$39,245	$39,919
AFFO payout ratio	131.5%	105.8%	100.0%	79.8%	100.2%

	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Year To Date	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$141,979	$69,468	$306,056	$225,501	$147,204
Adjustments:
Straight-line rent, net	(17,523)	(9,772)	(26,739)	(13,107)	(4,568)
Amortization of above-market and below-market leases, net	(7,012)	(3,796)	(17,411)	(13,798)	(10,057)
Amortization of above-market and below-market ground leases, net	1,216	624	2,505	2,088	1,470
Amortization of lease incentive costs	637	278	1,344	963	640
Amortization of deferred financing costs and loan discount, net	3,063	1,643	5,914	3,466	2,311
Unrealized loss on ineffective portion of derivatives	—	—	70	82	45
Unrealized gains on non-real estate investment(2)	(928)	—	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(62,941)	(25,587)	(114,814)	(83,673)	(61,263)
Non-cash compensation expense	8,627	4,338	15,079	11,237	7,788
AFFO	$67,118	$37,196	$172,004	$132,759	$83,570

Dividends paid to common stock and unitholders	$78,705	$39,351	$158,544	$118,408	$79,163
AFFO payout ratio	117.3%	105.8%	92.2%	89.2%	94.7%
_____________________

(1)	See page 38 for Management’s Statements on AFFO.

(2)
We adopted ASU 2016-01 on January 1, 2018, at which point we elected the measurement alternative. This standard requires us to mark the investment in shares to fair value whenever fair value is readily available or observable. During the second quarter of 2018, we recognized a $0.9 million unrealized gain on a non-real estate investment.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, in thousands)

The following table sets forth information with respect our outstanding indebtedness:

	June 30, 2018	December 31, 2017	Interest Rate(1)	Contractual Maturity Date		Annual Debt Service(2)	Balance at Maturity
UNSECURED NOTES PAYABLE
Unsecured Revolving Credit Facility(3)(4)	$140,000	$100,000	LIBOR + 1.05% to 1.50%	3/13/2022	(5)	$—	$140,000
Term Loan A(3)(6)	300,000	300,000	LIBOR + 1.20% to 1.70%	4/1/2020	(7)	7,680	300,000
Term Loan C(3)	75,000	75,000	LIBOR + 1.30% to 2.20%	11/17/2020		—	75,000
Term Loan B(3)(8)	350,000	350,000	LIBOR + 1.20% to 1.70%	4/1/2022		10,360	350,000
Term Loan D(3)(9)	125,000	125,000	LIBOR + 1.20% to 1.70%	11/17/2022		3,288	125,000
Series A Notes	110,000	110,000	4.34%	1/2/2023		4,774	110,000
Series E Notes	50,000	50,000	3.66%	9/15/2023		1,830	50,000
Series B Notes	259,000	259,000	4.69%	12/16/2025		12,147	259,000
Series D Notes	150,000	150,000	3.98%	7/6/2026		5,970	150,000
Registered Senior Notes(10)	400,000	400,000	3.95%	11/1/2027		15,800	400,000
Series C Notes	56,000	56,000	4.79%	12/16/2027		2,682	56,000
TOTAL UNSECURED NOTES PAYABLE	2,015,000	1,975,000				64,531	2,015,000

SECURED NOTES PAYABLE
Sunset Gower Studios/Sunset Bronson Studios(11)	5,001	5,001	LIBOR + 2.25%	3/4/2019	(5)	—	5,001
Met Park North(12)	64,500	64,500	LIBOR + 1.55%	8/1/2020		2,393	64,500
10950 Washington(13)	27,151	27,418	5.32%	3/11/2022		2,003	24,981
Element LA	168,000	168,000	4.59%	11/6/2025		7,716	168,000
Hill7(14)	101,000	101,000	3.38%	11/6/2028		3,414	101,000
Rincon Center	—	98,392	5.13%	N/A		—	—
TOTAL SECURED NOTES PAYABLE	365,652	464,311				15,526	363,482
TOTAL NOTES PAYABLE	2,380,652	2,439,311				80,057	2,378,482
Unamortized deferred financing costs and loan discounts(15)	(18,903)	(17,931)
TOTAL NOTES PAYABLE, NET	$2,361,749	$2,421,380
_____________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of June 30, 2018, which may be different than the interest rates as of December 31, 2017 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of June 30, 2018. Amount doesn’t include interest payment of variable rate loans that are partially effectively fixed through derivative instruments.

(3)
We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of June 30, 2018, no such elections had been made.

(4)	We have a total capacity of $600.0 million under our unsecured revolving credit facility.

(5)	The maturity date may be extended once for an additional one-year term.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

(6)	The outstanding balance of the term loan was effectively fixed at 2.56% to 3.06% per annum through the use of two interest rate swaps.

(7)	The maturity date may be extended twice, each time for an additional one-year term.

(8)	The outstanding balance of the term loan was effectively fixed at 2.96% to 3.46% per annum through the use of two interest rate swaps.

(9)	The outstanding balance of the term loan was effectively fixed at 2.63% to 3.13% per annum through the use of an interest rate swap.

(10)	On October 2, 2017, we completed an underwritten public offering of $400.0 million of senior notes, which were issued at 99.815% of par.

(11)	We have the ability to draw up to $257.0 million under this loan, subject to lender required submissions.

(12)	This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap.

(13)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(14)
We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.

(15)	Excludes deferred financing costs related to establishing our unsecured revolving credit facility.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

DEBT STRUCTURE AND SELECTED DEBT METRICS
(Unaudited, in thousands)

DEBT COMPOSITION AND MATURITIES
			Weighted Average
	Amount	% of Total Debt	Interest Rate(1)	Years to Maturity
Secured vs Unsecured Debt
Unsecured Debt	$2,015,000	84.6%	3.5%	5.6
Secured Debt	365,652	15.4%	4.2%	6.9

Floating vs Fixed-Rate Debt
Floating-Rate Debt	$220,001	9.2%	3.3%	3.1
Fixed-Rate Debt	2,160,651	90.8%	3.7%	6.0

Stated Interest Rate(1)			3.6%
GAAP Effective Rate Including Unamortized Deferred Financing Costs and Loan Discount(2)			3.8%

Principal Amortization and Maturities(3)
2019	$271
2020	5,569
2021	440,095
2022	632
2023	640,085
Thereafter	1,294,000
Total	$2,380,652

DEBT COVENANT COMPLIANCE
			Covenant	Actual Performance
Unsecured Revolving Credit Facility, Term Loan and Private Placement(4)
Total Liabilities to Total Asset Value			≤ 60%	34.2%
Unsecured Indebtedness to Unencumbered Asset Value			≤ 60%	41.0%
Adjusted EBITDA to Fixed Charges			≥ 1.5x	3.9x
Secured Indebtedness to Total Asset Value			≤ 45%	5.2%
Unencumbered NOI to Unsecured Interest Expense			≥ 2.0x	4.9x

Unsecured Registered Senior Notes(5)
Debt to Total Assets			≤ 60%	34.4%
Total Unencumbered Assets to Unsecured Debt			≥ 150%	284.1%
Consolidated Income Available for Debt Service to Annual Debt Service Charge			≥ 1.5x	4.6x
Secured Debt to Total Assets			≤ 45%	5.3%
________________

(1)
Rates as of June 30, 2018 include fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

(2)	Rates are as of June 30, 2018 and include unamortized deferred financing costs and loan discount.

(3)	Principal amortization and maturities, including amounts due at maturity, exclude any associated issuance discount, mark-to-market premiums and deferred financing costs.

(4)
In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of June 30, 2018. As of June 30, 2018, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility.

(5)
In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “Senior Notes”). The covenant and actual performance metrics above represent terms and definitions reflected in the Senior Notes based on the financial results as of June 30, 2018. As of June 30, 2018, the operating partnership was in compliance with the Senior Notes agreement.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
SAME-STORE(5)
Greater Seattle, Washington
Northview Center	Lynnwood	182,009	93.4%	93.7%	$3,766,051	$22.14
Met Park North	South Lake Union	190,748	95.8	95.8	5,332,660	29.19
Merrill Place	Pioneer Square	163,768	97.0	97.0	4,877,942	30.70
505 First	Pioneer Square	288,140	97.4	97.4	6,537,868	23.29
83 King	Pioneer Square	185,206	100.0	100.0	5,615,158	30.32
Subtotal		1,009,871	96.8%	96.8%	$26,129,679	$26.73
San Francisco Bay Area, California
1455 Market(6)	San Francisco	1,025,833	92.9%	92.9%	$43,475,782	$45.64
275 Brannan	San Francisco	54,673	100.0	100.0	3,359,193	61.44
625 Second	San Francisco	138,080	92.2	92.2	8,128,126	63.83
875 Howard	San Francisco	286,270	100.0	100.0	12,316,666	43.04
901 Market	San Francisco	206,697	99.4	99.4	11,544,402	56.17
Rincon Center	San Francisco	580,850	93.3	93.3	30,111,224	55.59
Towers at Shore Center	Redwood Shores	334,483	67.2	68.9	14,960,067	66.57
Skyway Landing	Redwood Shores	247,173	81.8	81.8	9,607,756	47.49
555 Twin Dolphin(7)	Redwood Shores	198,936	90.0	90.0	9,730,473	54.33
3176 Porter	Palo Alto	42,899	100.0	100.0	3,102,067	72.31
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,735,024	66.08
Clocktower Square	Palo Alto	100,344	52.0	79.0	4,205,138	80.61
Foothill Research Center	Palo Alto	195,376	62.9	62.9	8,319,252	67.66
Page Mill Center	Palo Alto	176,245	99.9	99.9	12,416,636	70.49
Page Mill Hill	Palo Alto	182,676	87.1	87.1	10,485,971	65.88
1740 Technology	North San Jose	206,876	98.0	99.6	7,824,003	38.57
Concourse	North San Jose	944,386	93.1	96.2	29,787,346	33.88
Skyport Plaza	North San Jose	418,086	96.7	96.7	14,546,076	35.97
Subtotal		5,547,740	90.5%	91.7%	$247,655,202	$49.32
Los Angeles, California
6922 Hollywood	Hollywood	205,523	92.6%	92.6%	$9,027,387	$47.42
6040 Sunset	Hollywood	114,958	100.0	100.0	5,403,210	47.00
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,783,957	43.93
10900 Washington	West Los Angeles	9,919	100.0	100.0	422,549	42.60
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,717,466	42.24
Element LA	West Los Angeles	284,037	100.0	100.0	16,348,093	57.56
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		949,838	98.4%	98.4%	$44,029,870	$47.11
Total Same-Store		7,507,449	92.4%	93.2%	$317,814,751	$45.83

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
NON-SAME-STORE
San Francisco Bay Area, California
Palo Alto Square	Palo Alto	333,254	94.2%	94.8%	$23,080,395	$73.52
Subtotal		333,254	94.2%	94.8%	$23,080,395	$73.52
Los Angeles, California
ICON	Hollywood	325,757	100.0%	100.0%	$18,354,003	$56.34
604 Arizona	West Los Angeles	44,260	100.0	100.0	2,921,160	66.00
Subtotal		370,017	100.0%	100.0%	$21,275,163	$57.50
Total Non-Same-Store		703,271	97.2%	97.6%	$44,355,558	$64.85
Total Stabilized		8,210,720	92.8%	93.6%	$362,170,309	$47.54
LEASE-UP
Greater Seattle, Washington
Hill7(8)	South Lake Union	284,527	90.1%	100.0%	$9,598,245	$37.46
95 Jackson	Pioneer Square	31,659	79.2	79.2	$984,626	$39.25
450 Alaskan	Pioneer Square	170,974	67.6	67.6	4,420,408	38.23
Subtotal		487,160	81.5%	87.3%	$15,003,279	$37.80
San Francisco Bay Area, California
Metro Center	Foster City	736,986	75.8%	77.5%	$27,814,521	$49.81
333 Twin Dolphin	Redwood Shores	182,789	57.2	57.2	6,207,555	59.39
Shorebreeze	Redwood Shores	230,932	74.5	76.5	9,779,850	56.84
Techmart	Santa Clara	284,440	90.6	96.3	11,522,058	44.69
Gateway	North San Jose	609,093	81.6	90.4	18,125,418	36.46
Metro Plaza	North San Jose	456,921	71.3	73.4	11,966,133	36.71
Subtotal		2,501,161	76.6%	80.5%	$85,415,535	$44.58
Los Angeles, California
CUE	Hollywood	91,953	57.2%	100.0%	$3,031,258	$57.60
11601 Wilshire	West Los Angeles	500,475	88.8	92.9	19,038,929	42.86
Fourth & Traction	Downtown Los Angeles	120,937	—	—	—	—
Subtotal		713,365	69.6%	78.0%	$22,070,187	$44.42
Total Lease-Up		3,701,686	75.9%	80.9%	$122,489,001	$43.60

TOTAL IN-SERVICE		11,912,406	87.5%	89.7%	$484,659,310	$46.48
_____________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held for sale and land properties described on pages 20 and 21. As of June 30, 2018, we had two office redevelopment properties and two development properties under construction, one property held for sale and six land properties (see pages 20 and 21). We define lease-up properties as properties that have not yet reached 92.0% occupancy since the date they were acquired or placed under redevelopment or development.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2018, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of June 30, 2018. Annualized base rent does not reflect tenant reimbursements.

(5)	Defined as all of the properties owned and included in our stabilized portfolio as of April 1, 2017 and still owned and included in the stabilized portfolio as of June 30, 2018.

(6)	We own 55% of the ownership interests in the consolidated joint venture that owns the 1455 Market property.

(7)
555 Twin Dolphin is not part of the Same-Store population for the six months ended June 30, 2018. Same-Store for the six months ended June 30, 2018 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of June 30, 2018.

(8)	We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	170,073	93.4%	170,572	93.7%	$3,766,051	$22.14
South Lake Union	1	190,748	182,692	95.8	182,692	95.8	5,332,660	29.19
Pioneer Square	3	637,114	624,778	98.1	624,778	98.1	17,030,968	27.26
Subtotal	5	1,009,871	977,543	96.8%	978,042	96.8%	$26,129,679	$26.73

San Francisco Bay Area, California
San Francisco	6	2,292,403	2,168,006	94.6%	2,168,006	94.6%	$108,935,393	$50.25
Redwood Shores	3	780,592	606,124	77.6	611,909	78.4	34,298,296	56.59
Palo Alto	7	1,238,651	1,075,088	86.8	1,104,354	89.2	75,344,483	70.08
North San Jose	3	1,569,348	1,486,382	94.7	1,519,098	96.8	52,157,425	35.09
Subtotal	19	5,880,994	5,335,600	90.7%	5,403,367	91.9%	$270,735,597	$50.74

Los Angeles, California
Hollywood	3	646,238	631,077	97.7%	631,077	97.7%	$32,784,600	$51.95
West Los Angeles	5	560,617	560,617	100.0	560,617	100.0	29,193,225	52.07
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	9	1,319,855	1,304,694	98.9%	1,304,694	98.9%	$65,305,033	$50.05

Total Stabilized	33	8,210,720	7,617,837	92.8%	7,686,103	93.6%	$362,170,309	$47.54

LEASE-UP
Greater Seattle, Washington
South Lake Union	1	284,527	256,240	90.1%	284,527	100.0%	$9,598,245	$37.46
Pioneer Square	2	202,633	140,712	69.4	140,712	69.4	5,405,034	38.41
Subtotal	3	487,160	396,952	81.5%	425,239	87.3%	$15,003,279	$37.80

San Francisco Bay Area, California
Foster City	1	736,986	558,362	75.8%	570,925	77.5%	$27,814,521	$49.81
Redwood Shores	2	413,721	276,587	66.9	281,172	68.0	15,987,405	57.80
Santa Clara	1	284,440	257,802	90.6	274,016	96.3	11,522,058	44.69
North San Jose	2	1,066,014	823,128	77.2	886,385	83.1	30,091,551	36.56
Subtotal	6	2,501,161	1,915,879	76.6%	2,012,498	80.5%	$85,415,535	$44.58

Los Angeles, California
Hollywood	1	91,953	52,626	57.2%	91,953	100.0%	$3,031,258	$57.60
West Los Angeles	1	500,475	444,179	88.8	464,807	92.9	19,038,929	42.86
Downtown Los Angeles	1	120,937	—	—	—	—	—	—
Subtotal	3	713,365	496,805	69.6%	556,760	78.0%	$22,070,187	$44.42
Total Lease-up	12	3,701,686	2,809,636	75.9%	2,994,497	80.9%	$122,489,001	$43.60

TOTAL IN-SERVICE	45	11,912,406	10,427,473	87.5%	10,680,600	89.7%	$484,659,310	$46.48
_____________________
For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 18.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)		Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT

San Francisco Bay Area, California
Campus Center	Milpitas	471,580		—	—%	—	—%	$—	$—
Subtotal		471,580		—	—%	—	—%	$—	$—

Los Angeles, California
MaxWell	Downtown Los Angeles	99,090		—	—%	—	—%	$—	$—
Subtotal		99,090		—	—%	—	—%	$—	$—

Total Redevelopment		570,670		—	—%	—	—%	$—	$—

DEVELOPMENT
Los Angeles, California
EPIC	Hollywood	300,000		—	—%	—	—%	$—	$—
Harlow	Hollywood	106,125	(5)	—	—	—	—	—	—
Total Development		406,125		—	—%	—	—%	$—	$—

HELD FOR SALE
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	447,739		360,704	80.6%	360,704	80.6%	$18,203,972	$50.47
Total Held for Sale		447,739		360,704	80.6%	360,704	80.6%	$18,203,972	$50.47

TOTAL		1,424,534		360,704	25.3%	360,704	25.3%	$18,203,972	$50.47
_____________________

(1)	Excludes in-service properties and land assets (see pages 17, 18 and 21).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2018, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of June 30, 2018. Annualized base rent does not reflect tenant reimbursements.

(5)	Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Cloud10	North San Jose	350,000	13.3%
Campus Center	Milpitas	946,350	35.9
Subtotal		1,296,350	49.2%

Los Angeles, California
Sunset Bronson Studios—Lot D(2)	Hollywood	19,816	0.8%
Sunset Gower Studios—Redevelopment	Hollywood	423,396	16.0
Sunset Las Palmas Studios—Redevelopment	Hollywood	400,000	15.2
Element LA	West Los Angeles	500,000	18.8
Subtotal		1,343,212	50.8%

TOTAL		2,639,562	100.0%
_____________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Studios—Lot D represents management’s estimate of developable square feet for 33 residential units.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

STUDIO PORTFOLIO SUMMARY

Property	Square Feet		Percent of Total	Percent Leased		Annual Base Rent		Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	564,976	(1)	45.3%	86.1%		$17,146,686		$34.84
Sunset Bronson Studios	308,026		24.7	96.2		11,734,562		39.60
Total Same-Store Studio	873,002		70.0%	89.6%	(2)	$28,881,248	(3)	$36.63	(4)

Sunset Las Palmas Studios(5)	373,421		30.0%	80.6%
Total Non-Same-Store Studio	373,421	(6)	30.0%	80.6%	(7)

Total Studio	1,246,423		100.0%
_____________________

(1)	Square footage for Sunset Gower Studios excludes 6,650 square feet of restaurant space that was taken off-line for redevelopment during the three months ended September 30, 2017.

(2)	Percent leased for Same-Store Studio properties is the average percent leased for the 12 months ended June 30, 2018.

(3)	Annual base rent for Same-Store Studio properties reflects actual base rent for the 12 months ended June 30, 2018, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the Same-Store Studio properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2018.

(5)
The base rent for Sunset Las Palmas Studios for the twelve months ended June 30, 2018 is $11,787,916 ($40.93 per leased square foot), excluding tenant reimbursements. Included as part of Sunset Las Palmas Studios is prorated base rent for properties located at 6605 Eleanor Avenue and 1034 Seward Street which were acquired on June 6, 2018.

(6)	Non-Same-Store Studio includes the June 6, 2018 acquisition of 41,496-square-feet located at 6605 Eleanor Avenue and 1034 Seward Street in Hollywood, immediately adjacent to Sunset Las Palmas Studios.

(7)
Percent leased for Non-Same-Store Studio properties is the average percent leased for the 12 months ended June 30, 2018. Included as part of Sunset Las Palmas Studios is the average percent leased for the properties located at 6605 Eleanor Avenue and 1034 Seward Street which were acquired on on June 6, 2018.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, in thousands, except square feet)

		Estimated Construction Period						Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Square Feet(3)		Total %Leased	Project Costs as of 6/30/18		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Los Angeles, California
MaxWell	Los Angeles	Q2-2017	Q4-2018	Q3-2019	99,090		—%	$63,455	(5)	$85,740	(5)	6.2%
Harlow	Hollywood	Q1-2018	Q1-2020	Q4-2020	106,125	(6)	—%	7,710	(7)	78,551	(7)	6.8%
EPIC	Hollywood	Q3-2017	Q1-2020	Q3-2021	300,000		—%	43,402	(8)	202,828	(8)	7.4%
Total Under Construction					505,215			$114,567		$367,119

FUTURE DEVELOPMENT PIPELINE(9)
San Francisco Bay Area, California
Cloud10	North San Jose	TBD	TBD	TBD	350,000		N/A	$11,348	(10)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350		N/A	$7,450	(11)	TBD		TBD
Los Angeles, California
Sunset Bronson Studios—Lot D	Hollywood	TBD	TBD	TBD	19,816		N/A	N/A		TBD		TBD
Sunset Gower Studios—Redevelopment	Hollywood	TBD	TBD	TBD	423,396		N/A	N/A		TBD		TBD
Sunset Las Palmas Studios —Redevelopment	Hollywood	TBD	TBD	TBD	400,000		N/A	$21,000	(12)	TBD		TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000		N/A	N/A		TBD		TBD
Total Future Development Pipeline					2,639,562

Total Development					3,144,777
_________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)
Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes is defined as the commencement of base rental payments (defined as cash base rents (before abatements)).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Project Costs as of June 30, 2018 and Total Estimated Project Costs for MaxWell include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building.

(6)	Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements.

(7)	Project Costs as of June 30, 2018 and Total Estimated Project Costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs.

(8)	Project Costs as of June 30, 2018 and Total Estimated Project Costs for EPIC exclude land.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

(9)
On June 30, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into approximately 500,000 square feet of state-of-the-art creative office space, with approximately 100,000 square feet of existing entertainment retail and entertainment space. Estimated total project costs, including the $190.0 million asset value at contribution, are in the range of $425-475 million, with each partner contributing its pro rata share. Construction is expected to be completed by mid-2021.

(10)	Project Costs as of June 30, 2018 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(11)	Project Costs as of June 30, 2018 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(12)	Project Costs as of June 30, 2018 for Sunset Las Palmas—Redevelopment include $20.8 million for management’s estimate of allocated land and acquisition costs.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% change	2018	2017	% change
Same-Store Office Statistics(2)
Number of properties	30	30		29	29
Rentable square feet	7,507,449	7,507,449		7,308,513	7,308,513
Ending % leased	93.2%	94.5%	(1.3)%	93.3%	94.4%	(1.1)%
Ending % occupied	92.4%	93.9%	(1.5)%	92.4%	93.8%	(1.4)%
Average % occupied for the period	92.4%	93.7%	(1.3)%	92.5%	94.4%	(1.9)%

Same-Store Studio Statistics(3)
Number of properties	2	2		2	2
Rentable square feet	873,002	873,002		873,002	873,002
Average % occupied for the period	89.6%	89.9%	(0.3)%	89.6%	89.9%	(0.3)%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% change	2018	2017	% change
Same-Store Net Operating Income—GAAP Basis
Total Office revenues	$102,703	$99,896	2.8%	$198,485	$188,380	5.4%
Total Studio revenues	11,209	10,274	9.1	23,471	21,743	7.9
Total revenues	$113,912	$110,170	3.4%	$221,956	$210,123	5.6%

Total Office expenses	$33,365	$31,685	5.3%	$63,937	$55,664	14.9%
Total Studio expenses	5,199	4,935	5.3	11,586	12,187	(4.9)
Total property expenses	$38,564	$36,620	5.3%	$75,523	$67,851	11.3%

Same-Store Office net operating income—GAAP basis	$69,338	$68,211	1.7%	$134,548	$132,716	1.4%
NOI margin	67.5%	68.3%	(0.8)%	67.8%	70.5%	(2.7)%
Same-Store Studio net operating income—GAAP basis	$6,010	$5,339	12.6%	$11,885	$9,556	24.4%
NOI margin	53.6%	52.0%	1.6%	50.6%	43.9%	6.7%
Same-Store total property net operating income—GAAP basis	$75,348	$73,550	2.4%	$146,433	$142,272	2.9%
NOI margin	66.1%	66.8%	(0.7)%	66.0%	67.7%	(1.7)%

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)—CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% change	2018	2017	% change
Same-Store Net Operating Income—Cash Basis
Total Office revenues	$97,816	$96,250	1.6%	$188,931	$176,957	6.8%
Total Studio revenues	11,018	10,140	8.7	23,165	21,624	7.1
Total revenues	$108,834	$106,390	2.3%	$212,096	$198,581	6.8%

Total Office expenses	$32,790	$31,110	5.4%	$62,787	$54,503	15.2%
Total Studio expenses	5,199	4,935	5.3	11,586	12,187	(4.9)
Total property expenses	$37,989	$36,045	5.4%	$74,373	$66,690	11.5%

Same-Store Office net operating income—Cash basis	$65,026	$65,140	(0.2)%	$126,144	$122,454	3.0%
NOI margin	66.5%	67.7%	(1.2)%	66.8%	69.2%	(2.4)%
Same-Store Studio net operating income—Cash basis	$5,819	$5,205	11.8%	$11,579	$9,437	22.7%
NOI margin	52.8%	51.3%	1.5%	50.0%	43.6%	6.4%
Same-Store total property net operating income—Cash basis	$70,845	$70,345	0.7%	$137,723	$131,891	4.4%
NOI margin	65.1%	66.1%	(1.0)%	64.9%	66.4%	(1.5)%
_____________________

(1)
Same-Store for the three months ended June 30, 2018 is defined as all of the properties owned and included in our stabilized portfolio as of April 1, 2017 and still owned and included in the stabilized portfolio as of June 30, 2018.

(2)	See page 17 for Same-Store office properties.

(3)	See page 22 for Same-Store Studio properties. Percent occupied for Same-Store Studio properties is the average percent occupied for the 12 months ended June 30, 2018.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

RECONCILIATION OF GAAP NET INCOME TO NET OPERATING INCOME
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation to Net Operating Income
Net Income	$19,691	$6,954	$72,254	$31,107
Adjustments:
Interest expense	19,331	21,695	39,834	43,625
Interest income	(66)	(16)	(75)	(46)
Unrealized loss on ineffective portion of derivatives	—	51	—	45
Unrealized gain on non-real estate investment	(928)	—	(928)	—
Transaction-related expenses	—	—	118	—
Other income	(319)	(576)	(723)	(1,254)
Gains on sale of real estate	(1,928)	—	(39,602)	(16,866)
Income from operations	$35,781	$28,108	$70,878	$56,611
Adjustments:
General and administrative	16,203	14,506	31,767	28,316
Depreciation and amortization	60,706	75,415	121,259	146,182
Net Operating Income	$112,690	$118,029	$223,904	$231,109

Net Operating Income Breakdown
Same-Store Office revenues—Cash basis	$97,816	$96,250	$188,931	$176,957
GAAP adjustments to Office revenues—Cash basis	4,887	3,646	9,554	11,423
Same-Store Office revenues—GAAP basis	$102,703	$99,896	$198,485	$188,380

Same-Store Studio revenues—Cash basis	$11,018	$10,140	$23,165	$21,624
GAAP adjustments to Studio revenues—Cash basis	191	134	306	119
Same-Store Studio revenues—GAAP basis	$11,209	$10,274	$23,471	$21,743

Same-Store property revenues—GAAP basis	$113,912	$110,170	$221,956	$210,123

Same-Store Office expenses—Cash basis	$32,790	$31,110	$62,787	$54,503
GAAP adjustments to Office expenses—Cash basis	575	575	1,150	1,161
Same-Store Office expenses—GAAP basis	$33,365	$31,685	$63,937	$55,664

Same-Store Studio expenses—Cash basis	$5,199	$4,935	$11,586	$12,187
Same-Store Studio expenses—GAAP basis	$5,199	$4,935	$11,586	$12,187

Same-Store property expenses—GAAP basis	$38,564	$36,620	$75,523	$67,851

Same-Store net operating income—GAAP basis	$75,348	$73,550	$146,433	$142,272
Non-Same-Store GAAP net operating income	37,342	44,479	77,471	88,837
Net Operating Income	$112,690	$118,029	$223,904	$231,109

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL Three Months Ended June 30, 2018 (Unaudited, in thousands)

	Same-Store Office Properties(1)	Same-Store Studio Properties(2)	Non-Same-Store Office Properties(3)	Non-Same-Store Studio Properties(2)	Redevelopment/Development(4)	Lease-Up Properties(5)	Held-for-Sale(4)	Total Properties
Revenue
Rents
Cash	$77,298	$7,307	$4,574	$3,157	$—	$32,757	$4,509	$129,602
GAAP Revenue	4,887	191	840	53	—	4,600	215	10,786
Total Rents	$82,185	$7,498	$5,414	$3,210	$—	$37,357	$4,724	$140,388

Tenant Reimbursements	$16,312	$476	$555	$24	$—	$4,893	$157	$22,417
Parking and Other	4,206	3,235	1,004	2,176	—	1,536	—	12,157
Total Revenue	$102,703	$11,209	$6,973	$5,410	$—	$43,786	$4,881	$174,962

Property operating expenses	33,365	5,199	1,548	3,340	—	17,194	1,497	62,143
Property GAAP Net Operating Income	$69,338	$6,010	$5,425	$2,070	$—	$26,592	$3,384	$112,819

Square Feet	7,507,449	873,002	703,271	373,421	976,795	3,701,686	447,739	14,583,363
Ending % Leased	93.2%	89.6%	97.6%	80.6%	—%	80.9%	80.6%	83.1%
Ending % Occupied	92.4%	89.6%	97.2%	80.6%	—%	75.9%	80.6%	81.4%
NOI Margin	67.5%	53.6%	77.8%	38.3%	—%	60.7%	69.3%	64.5%
Property GAAP Net Operating Income	$69,338	$6,010	$5,425	$2,070	$—	$26,592	$3,384	$112,819
Less : GAAP Revenue	(4,887)	(191)	(840)	(53)	—	(4,600)	$(215)	(10,786)
Add : GAAP Expense	575	—	—	—	—	17	—	592
Property Cash Net Operating Income	$65,026	$5,819	$4,585	$2,017	$—	$22,009	$3,169	$102,625

Net Operating Income Reconciliation	Q2 - 2018
Net Income	$19,691		(1) See page 17 for Same-Store office properties for the three months ended June 30, 2018.
Adjustments:			(2) See page 22 for Same-Store Studio and Non-Same-Store Studio properties.
Interest expense	19,331		(3) See page 18 for Non-Same-Store Office properties.
Interest income	(66)		(4) See page 20 for redevelopment, development and held for sale properties.
Unrealized gain on non-real estate investment	928		(5) See page 18 for lease-up properties.
Other income	(319)
Gain on sale of real estate	(1,928)
Income from operations	$37,637
Adjustments:
General and administrative	16,203
Depreciation and amortization	60,706
Total GAAP Net Operating Income	$114,546

Property GAAP Net Operating Income	112,819
Disposed Asset	179
Other Income/Inter-Company Eliminations	(308)
Total GAAP Net Operating Income	$112,690

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Total Gross Leasing Activity
Rentable square feet	803,618	1,359,874
Gross New Leasing Activity
Rentable square feet	430,989	684,844
New cash rate	$55.04	$50.68
Gross Renewal Leasing Activity
Rentable square feet	372,629	675,030
Renewal cash rate	$47.27	$45.37
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	266,456	1,098,784
Early termination (square feet)	63,513	81,058
Total	329,969	1,179,842
Net Absorption
Leased rentable square feet	101,020	(494,998)
Cash Rent Growth(1)
Expiring rate	$43.35	$39.81
New/renewal rate	$50.66	$46.17
Change	16.8%	16.0%
Straight-Line Rent Growth(2)
Expiring Rate	$40.97	$36.71
New/renewal rate	$50.28	$46.45
Change	22.7%	26.5%
Weighted Average Lease Terms
New (in months)	57.3	60.5
Renewal (in months)	40.0	56.4

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
	Total	Annual	Total	Annual
New leases	$50.82	$10.64	$54.77	$10.87
Renewal leases	$19.29	$5.78	$36.82	$7.83
Blended	$36.20	$8.81	$45.86	$9.41
_____________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
Greater Seattle, Washington
95 Jackson	Pioneer Square	25,086	5/11/2018	10/8/2018	$39.25	10/31/2030
450 Alaskan	Pioneer Square	21,296	5/11/2018	10/8/2018	$39.25	10/31/2030

San Francisco Bay Area, California
Metro Center(3)	Foster City	76,922	Various	5/1/2018	$43.80	4/30/2028
Metro Center	Foster City	18,817	12/1/2017	9/1/2018	$43.80	8/31/2025
Palo Alto Square	Palo Alto	27,186	1/15/2018	8/15/2018	$89.40	8/31/2028
Peninsula Office Park	San Mateo	16,361	2/1/2018	5/1/2018	$54.00	5/31/2023
555 Twin Dolphin	Redwood Shores	35,006	4/1/2018	8/1/2018	$60.60	3/31/2023
Techmart	Santa Clara	11,776	5/1/2018	8/1/2018	$45.60	7/31/2024
Skyport Plaza	North San Jose	14,618	5/3/2018	10/30/2018	$34.20	12/31/2033
Gateway(4)	North San Jose	17,893	5/21/2018	5/21/2018	$40.20	2/28/2027
Palo Alto Square	Palo Alto	40,827	6/28/2018	10/1/2018	$31.40	6/30/2025

Los Angeles, California
CUE	Hollywood	52,626	2/1/2018	8/1/2018	$57.60	12/31/2026
604 Arizona	West Los Angeles	44,260	2/1/2018	8/1/2018	$66.00	5/31/2025
_____________________

(1)
Consists of leases for more than 10,000 square feet that commenced on or prior to June 30, 2018, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending June 30, 2018.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2018, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)	Qualys, Inc. commenced 69,834 square feet on February 1, 2017 and 7,088 square feet on March 15, 2017.

(4)	Tenant paid monthly base rent concurrently with the lease start date on May 21, 2018. Monthly base rent is abated for the subsequent six-month period from June 2018 through November 2018.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED—NEXT EIGHT QUARTERS(1)

	Q3 2018		Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Lynnwood	—	$—	—	$—	499	$20.76	—	$—	—	$—	—	$—	—	$—	—	$—
South Lake Union	—	—	—	—	28,287	36.00	—	—	—	—	—	—	—	—	—	—
Subtotal	—	$—	—	$—	28,786	$35.74	—	$—	—	$—	—	$—	—	$—	—	$—
San Francisco Bay Area, California
Foster City	2,046	$52.80	10,517	$70.20	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Redwood Shores	10,370	66.21	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	2,167	91.80	27,099	87.00	—	—	—	—	—	—	—	—	—	—	—	—
Santa Clara	16,214	48.62	—	—	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	88,728	42.16	7,245	40.80	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	119,525	$46.20	44,861	$75.60	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Los Angeles, California
Hollywood	—	$—	39,327	$57.60	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
West Los Angeles	17,007	55.26	3,621	51.34	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	17,007	$55.26	42,948	$57.07	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Total Uncommenced	136,532	$47.33	87,809	$66.54	28,786	$35.74	—	$—	—	$—	—	$—	—	$—	—	$—
_____________________

(1)
Consists of uncommenced leases, defined as new leases with respect to vacant space, executed on or prior to June 30, 2018 but with commencement dates after June 30, 2018 and within the next eight quarters. This table omits submarkets having no uncommenced leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

QUARTERLY BACKFILLS—NEXT EIGHT QUARTERS(1)

	Q3 2018		Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Pioneer Square	—	$—	—	$—	74,700	$43.00	24,612	$43.00	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	74,700	$43.00	24,612	$43.00	—	$—	—	$—	—	$—	—	$—
San Francisco Bay Area, California
San Francisco	52,115	$81.01	26,028	$78.00	52,003	$78.00	—	$—	—	$—	—	$—	—	$—	—	$—
Foster City	—	—	—	—	11,243	69.00	—	—	—	—	—	—	—	—	—	—
Palo Alto	—	—	8,517	87.00	—	—	—	—	—	—	—	—	—	—	—	—
Santa Clara	1,245	51.60	7,758	56.40	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	11,385	39.68	55,803	39.85	—	—	9,147	30.12	—	—	—	—	7,163	40.54	—	—
Subtotal	64,745	$73.17	98,106	$55.37	63,246	$76.40	9,147	$30.12	—	$—	—	$—	7,163	$40.54	—	$—
Total Backfills	64,745	$73.17	98,106	$55.37	137,946	$58.31	33,759	$39.51	—	$—	—	$—	7,163	$40.54	—	$—

Total Uncommenced & Backfills	201,277	$55.64	185,915	$60.65	166,732	$54.42	33,759	$39.51	—	$—	—	$—	7,163	$40.54	—	$—
_____________________

(1)
Consists of backfill leases, defined as new leases with respect to occupied space, executed on or prior to June 30, 2018 but with commencement dates after June 30, 2018 and within the next eight quarters. This table omits submarkets having no backfill leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS—NEXT EIGHT QUARTERS(1)

	Q3 2018(2)		Q4 2018			Q1 2019			Q2 2019			Q3 2019		Q4 2019			Q1 2020		Q2 2020
Location	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lynnwood	—	$—	21,155	$28.27		—	$—		—	$—		—	$—	—	$—		31,409	$20.54	34,474	$27.09
Pioneer Square	—	—	6,839	32.85		148,539	28.91	(6)	—	—		6,452	32.00	6,372	40.16		8,400	34.00	—	—
Subtotal	—	$—	27,994	$29.39		148,539	$28.91		—	$—		6,452	$32.00	6,372	$40.16		39,809	$23.38	34,474	$27.09
San Francisco Bay Area, California
Foster City	2,366	$39.85	19,442	$40.20		15,076	$50.17		713	$70.69		—	$—	15,468	$63.46		22,596	$60.90	37,505	$48.14
Palo Alto	5,244	—	20,673	63.04		18,753	58.75		114,273	74.57	(7)	29,513	83.08	38,793	84.53		14,809	74.76	22,846	85.83
Redwood Shores	4,876	62.65	37,606	56.72		53,455	55.21		149,226	59.66	(8)	44,846	59.85	60,112	50.13		21,621	62.98	41,392	62.64
San Francisco	35,428	65.15	71,066	59.50		54,858	64.81		74,127	44.57		1,027	48.14	—	—		41,479	49.67	118,319	61.08	(11)
North San Jose	67,414	33.33	132,172	34.34	(5)	74,754	34.65		62,731	37.42		51,514	35.58	119,809	35.84	(9)	54,331	38.56	44,292	36.92
San Mateo	9,164	57.80	3,806	55.00		13,207	55.13		27,340	51.94		41,932	52.05	4,347	55.07		2,932	57.29	35,185	53.34
Santa Clara	9,901	33.09	5,707	49.66		4,710	46.35		11,633	43.92		2,453	49.94	24,976	42.85		10,535	47.94	42,722	47.47
Subtotal	134,393	$43.25	290,472	$46.40		234,813	$50.68		440,043	$56.94		171,285	$54.43	263,505	$48.87		168,303	$51.53	342,261	$55.88
Los Angeles, California
Hollywood	8,395	$28.59	—	$—		7,559	$92.20		—	$—		3,378	$52.20	11,900	$51.29		40,887	$43.89	114,958	$48.65	(12)
Torrance	—	—	—	—		—	—		—	—		—	—	113,000	29.44	(10)	—	—	—	—
West Los Angeles	—	—	18,130	44.17		4,517	53.56		20,831	43.70		—	—	12,112	48.56		1,617	49.30	16,705	53.02
Subtotal	8,395	$28.59	18,130	$44.17		12,076	$77.75		20,831	$43.70		3,378	$52.20	137,012	$33.03		42,504	$44.09	131,663	$49.20
TOTAL	142,788	$42.39	336,596	$44.87		395,428	$43.33		460,874	$56.34		181,115	$53.59	406,889	$43.40		250,616	$45.80	508,398	$52.20
Expirations as % of In-Service Portfolio	1.2%		2.8%			3.3%			3.9%			1.5%		3.4%			2.1%		4.3%
_____________________

(1)	This does not reflect 46,246 square feet that expired on June 30, 2018. This table omits submarkets having no expirations over the next eight quarters.

(2)	Q3 2018 expiring square footage does not include 35,761 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

(5)
Top three expiring tenants by square footage: (i) Pixelworks, Inc. at Concourse for 19,294 square feet, (ii) Quantum Corporation at Concourse for 19,294 square feet, and (iii) Aerotek, Inc. at Concourse for 13,191 square feet.

(6)
Top three expiring tenants by square footage: (i) Capital One at 83 King for 133,148 square feet, (ii) Maveron LLC at Merrill Place for 6,136 square feet, and (iii) Cowgirls, Inc. at Merrill Place for 5,995 square feet.

(7)
Total expiring square footage consists of: (i) Stanford Health Care at Page Mill Center for 63,201 square feet, (ii) Baker McKenzie at Clocktower Square for 34,414 square feet, and (iii) Thoughtspot, Inc. at Palo Alto Square for 16,658 square feet.

(8)
Top three expiring tenants by square footage: (i) Mark Logic Corp. at Skyway Landing for 40,268 square feet, (ii) Teachers Insurance & Annuity Association at Towers at Shore Center for 25,549 square feet, and (iii) Alarm.com, Inc. at 555 Twin Dolphin for 16,027 square feet.

(9)
Top three expiring tenants by square footage: (i) Ensighten, Inc. at Concourse for 28,930 square feet, (ii) CenturyLink at Concourse for 13,258 square feet, and (iii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet.

(10)	Total expiring square footage consists of Saatchi & Saatchi North America, Inc. at Del Amo for 113,000 square feet.

(11)	Total expiring square footage consists of: (i) GitHub at 275 Brannan for 54,673 square feet, (ii) GitHub at 625 Second for 35,330 square feet, and (iii) GSA at Rincon Center for 28,316 square feet.

(12)	Total expiring square footage consists of Technicolor Creative Services USA, Inc. at 6040 Sunset for 114,958 square feet.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		2,295,636	17.3%
2018	86	525,630	4.0	$23,827,355	4.6%	$45.33	$45.89
2019	161	1,444,306	10.9	68,825,605	13.4	47.65	48.79
2020	128	1,077,427	8.1	51,919,206	10.1	48.19	50.81
2021	110	1,184,736	8.9	51,317,060	10.0	43.32	47.11
2022	89	1,187,599	8.9	54,857,245	10.6	46.19	52.47
2023	59	1,253,601	9.4	47,925,504	9.3	38.23	45.43
2024	50	962,113	7.2	46,846,312	9.1	48.69	58.05
2025	23	990,622	7.4	46,717,128	9.1	47.16	60.37
2026	14	602,729	4.5	34,230,172	6.6	56.79	71.87
Thereafter	37	1,382,750	10.4	75,304,488	14.6	54.46	72.44
Building management use	23	140,903	1.1	—	—	—	—
Signed leases not commenced(4)	34	253,127	1.9	13,333,665	2.6	52.68	64.20
Total/Weighted Average(5)	814	13,301,179	100.0%	$515,103,740	100.0%	$46.80	$54.50
_____________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2018.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of June 30, 2018.

(4)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of June 30, 2018 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of June 30, 2018, divided by (ii) square footage under uncommenced leases as of June 30, 2018.

(5)	Total expiring square footage does not include 35,761 square feet of month-to-month leases.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	3	3	Various	472,189	3.5%	$32,828,872	6.5%
Netflix, Inc.(3)	Various	2	2	12/31/2026	378,383	2.8	21,385,260	4.3
Riot Games, Inc.(4)	Element LA	1	1	3/31/2030	284,037	2.1	16,348,093	3.3
Uber Technologies, Inc.	1455 Market	1	1	2/28/2025	325,020	2.4	15,988,862	3.2
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.8	13,669,413	2.7
Salesforce.com(5)	Rincon Center	2	1	Various	265,394	2.0	13,324,392	2.6
Square, Inc.(6)	1455 Market	1	1	9/27/2023	338,910	2.5	11,761,423	2.3
Stanford(7)	Various	4	3	Various	151,249	1.1	10,900,077	2.2
Nutanix, Inc.(8)	Various	3	3	5/31/2024	262,662	2.0	10,142,724	2.0
GSA(9)	Various	5	5	Various	188,052	1.4	8,726,967	1.7
EMC Corporation(10)	Various	3	2	Various	294,756	2.2	8,174,507	1.6
NetSuite, Inc.(11)	Peninsula Office Park	2	1	Various	166,667	1.2	8,107,025	1.6
NFL Enterprises(12)	Various	2	2	12/31/2023	167,606	1.3	7,140,016	1.4
Bank of America(13)	Various	3	3	Various	109,117	0.8	7,007,883	1.4
Regus(14)	Various	5	6	Various	148,506	1.1	6,281,784	1.2
TOTAL		39	35		3,929,365	29.2%	$191,787,298	38.0%
_____________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025, and (iii) 166,460 square feet at Rincon Center expiring on February 29, 2028. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024.

(3)
Netflix, Inc. expirations by square footage and property: 325,757 square feet at ICON and 52,626 square feet at CUE. Netflix, Inc. is expected to take possession of 39,327 square feet at CUE during the fourth quarter of 2018.

(4)	This tenant may elect to exercise its early termination right for the entire premises effective March 31, 2025.

(5)
Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise its early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(6)
Square, Inc. is expected to take possession of an additional: (i) 52,115 square feet during the third quarter of 2018, (ii) 26,028 square feet during the fourth quarter of 2018, and (iii) 52,003 square feet during the first quarter of 2019.

(7)
Stanford expirations by square footage and property: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019, (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019, (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019, and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(8)
Nutanix, Inc. expirations by square footage and property: (i) 175,827 square feet at 1740 Technology, (ii) 58,714 square feet at Concourse, and (iii) 28,121 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional: (i) 13,257 square feet during the third quarter of 2018, (ii) 7,163 square feet during the first quarter of 2020, (iii) 3,198 square feet during the fourth quarter of 2020, and

(iv) 6,413 square feet during the second quarter of 2022.

(9)
GSA expirations by square footage and property: (i) 22,391 square feet at 1455 Market expiring on October 26, 2018, (ii) 49,338 square feet at 1455 Market expiring on February 19, 2019, (iii) 28,993 square feet at Northview Center expiring on April 4, 2020, (iv) 28,316 square feet at Rincon Center expiring May 31, 2020, (v) 40,626 square feet at 901 Market expiring on July 31, 2021, and (vi) 18,388 square feet at Concourse expiring on May 7, 2024. This tenant may elect to exercise its early termination right at 901 Market with respect to 40,626 square feet any time after November 1, 2017 with 120 days prior written notice.

(10)
EMC Corporation expirations by square footage and property: (i) 66,510 square feet at 875 Howard expiring on June 30, 2019, (ii) 185,292 square feet at 505 First expiring on October 18, 2021, and (iii) 42,954 square feet at 505 First expiring on December 31, 2023.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

(11)	NetSuite, Inc. expirations by square footage: (i) 37,597 square feet expiring on August 31, 2019 and (ii) 129,070 square feet expiring on May 31, 2022.

(12)
NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. This tenant may elect to exercise its early termination right with respect to 167,606 square feet effective June 30, 2020.

(13)
Bank of America expirations by square footage and property: (i) 26,011 square feet at 1455 Market expiring on June 30, 2018, (ii) 8,517 square feet at Clocktower Square expiring November 30, 2018, (iii) 68,991 square feet at 1455 Market expiring December 31, 2024, and (iv) 5,598 square feet at Palo Alto Square expiring March 31, 2026.

(14)
Regus expirations by property and square footage: (i) 27,369 square feet at Techmart expiring April 30, 2020, (ii) 44,957 square feet at Gateway expiring March 31, 2022, (iii) 20,059 square feet at 11601 Wilshire expiring February 29, 2024, (iv) 9,739 square feet at Palo Alto Square expiring April 30, 2026, (v) 25,086 square feet at 95 Jackson expiring October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring October 31, 2030. Regus may elect to exercise its early termination right at 11601 Wilshire for 20,059 square feet effective February 28, 2021 by delivering written notice on or before February 28, 2020.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)(2)	Annualized Rent as of Percent of Total
Technology	4,547,587	40.5%
Media & Entertainment	1,410,248	14.8
Business Services	855,191	7.8
Financial Services	825,624	7.8
Legal	694,750	9.0
Retail	594,278	3.8
Other	403,918	4.4
Government	305,753	2.5
Insurance	241,272	2.0
Educational	206,206	2.2
Advertising	193,343	1.4
Real Estate	191,711	1.8
Healthcare	177,393	2.0
TOTAL	10,647,274	100.0%
_____________________

(1)	Excludes signed leases not commenced.

(2)	Excludes 140,903 square feet occupied by Hudson Pacific Properties, Inc.

Hudson Pacific Properties, Inc.
Second Quarter 2018 Supplemental Operating and Financial Information

DEFINITIONS
Funds From Operations (“FFO”): Funds From Operations before non-controlling interest (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted Funds From Operations (“AFFO”): Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.